Exhibit 99

NEWS RELEASE
    22901 Millcreek Boulevard, Suite 600 Cleveland, Ohio 44122
    Tel. (440) 229-5151

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130

For Immediate Release
Tuesday, November 19, 2024

NACCO INDUSTRIES
DECLARES QUARTERLY DIVIDEND

Cleveland, Ohio, November 19, 2024 – NACCO Industries® (NYSE: NC) announced today that the Board of Directors declared a regular cash dividend of 22.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid December 16, 2024 to stockholders of record at the close of business on
December 2, 2024.

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO
Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

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